SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

OHIO LEGACY CORP

(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice of Annual Meeting of Shareholders
Proxy Statement
Voting Information
Amendment of the Company’s Code of Regulations to Increase and Fix the Number of Directors
Adjournment of the Annual Meeting in Order to Allow the Further Solicitation of Proxies, if Necessary
Election of Directors
Executive Officers
Security Ownership of Certain Beneficial Owners
Security Ownership of Management and Certain Beneficial Owners
Section 16(a) Beneficial Ownership Reporting Compliance
Committees of the Board of Directors
Report of the Audit Committee
Director Compensation
Executive Compensation
Summary Compensation Table
Ohio Legacy Corp Omnibus Stock Option, Stock Ownership and Long-Term Incentive Plan
Transactions with Management and Others
Auditors
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
Shareholder Proposals for the 2002 Annual Meeting
Other Matters
Appendix A
Proxy

OHIO LEGACY CORP
132 EAST LIBERTY STREET
WOOSTER, OHIO 44691

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

      The 2001 Annual Meeting of Shareholders (the “Annual Meeting”) of Ohio Legacy Corp (the “Company”) will be held at 305 West Liberty Street, Wooster, Ohio on April 25, 2001 at 10:00 a.m. for the following purposes:

1.	To consider and approve an amendment to the Company’s Code of Regulations to increase and fix the number of authorized directors at no fewer than seven (7) and no more than sixteen (16) members.

2.	To elect one (1) Class I director to serve until the 2003 annual meeting and until his successor is elected and qualified, one (1) Class II director to serve until the 2002 annual meeting and until his successor is elected and qualified and five (5) Class III directors to serve a three-year term until 2004 and until their successors are elected and qualified.

3.	To consider and approve the adjournment of the Company’s Annual Meeting in order to allow the further solicitation of proxies, if necessary.

4.	To act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

      Shareholders of record as of close of business on March 1, 2001 are entitled to notice of and to vote at the Annual Meting.

      Whether you expect to attend the meeting or not, please mark, date, sign and return the enclosed proxy in the enclosed, self-addressed envelope as promptly as possible. You have the option to revoke your proxy at any time prior to the Annual Meeting regardless of your voting method, or to vote your shares personally on request if you attend the meeting.

By Order of the Board of Directors

Daniel H. Plumly

Secretary

March [20], 2001

OHIO LEGACY CORP
132 EAST LIBERTY STREET
WOOSTER, OHIO 44691

PROXY STATEMENT

Voting Information

      The accompanying proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions given, unless revoked. If no direction is indicated, such shares will be voted in favor of all the proposals set forth in this Proxy Statement and in favor of the election to the Board of Directors of the nominees named in this Proxy Statement. A shareholder may revoke his or her proxy without affecting any vote previously taken by giving notice to Secretary of the Company in writing or by voting in person at the Annual Meeting.

      The record date for determination of shareholders entitled to vote at the Annual Meeting is March 1, 2001. On that date the outstanding common shares of the Company were 965,000, having no par value. Each shareholder will be entitled to one vote per share on all matters to be submitted at the Annual Meeting. Shareholders representing the majority of the then outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum. An abstention will be considered present at the meeting for purposes of determining a quorum, but will not be counted as voting for or against the issue to which it relates.

      The approximate date upon which this Proxy Statement and proxy will first be mailed to shareholders is March [20], 2001. All costs associated with the solicitation of proxies will be paid by the Company. Proxies will be solicited primarily by mail, but certain officers and employees of the Company, or its subsidiary Ohio Legacy Bank, may solicit proxies, personally or by telephone, without additional compensation.

Amendment of the Company’s Code of Regulations
to Increase and Fix the Number of Directors

      Section 8 of the Company’s Code of Regulations fixes the number of directors at no fewer than seven (7) and no more than twelve (12) members. The Board of Directors recommends that the number of directors be increased and fixed at no fewer than seven (7) and no more than sixteen (16) members. Pursuant to Section 9 of the Code of Regulations, if the number of directors is changed, any increase or decrease shall be apportioned among the three classes so as to maintain the number of directors in each class as nearly as equal as possible.

      The Board is recommending an increase in the number of directors to accommodate positions on the Board for nominees for one additional Class I director, one additional Class II director and two additional Class III directors. Information about all nominees for director and those directors whose terms in office will continue after the Annual Meeting is provided on the following pages of this Proxy Statement. The Board of Directors is not currently nominating persons to fill the three remaining vacancies created by the proposed increase. The Board of Directors believes that it is prudent to have vacancies on the Board in the event qualified candidates become available to serve in the future. The Code of Regulations provides that any vacancies that result from an increase in the number of directors, within the range specified in Section 8, may be filled by a majority of the directors then in office.

      The affirmative vote of at least a majority of the common shares of the Company present, in person or by proxy, at the Annual Meeting is required for the adoption of the proposal to amend the Company’s Code of Regulations.

      The Board of Directors recommends that you vote for this proposal.

Adjournment of the Annual Meeting in Order
to Allow the Further Solicitation of Proxies, if Necessary

      If there are not sufficient votes to approve the adoption of the proposal to amend the Company’s Code of Regulations to increase and fix the number of directors, then the proposal could not be approved unless the Annual Meeting is adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by the Company at the time of the Annual Meeting to be voted for such an adjournment, if necessary, the Company is submitting the question of such an adjournment as a separate matter for your vote at this time.

      The affirmative vote of at least a majority of the common shares present, in person or by proxy, at the Annual Meeting (whether or not a quorum is present) is required in order to approve an adjournment. Properly executed proxies will be voted in favor of any such adjournment, unless otherwise indicated thereon. If it is necessary to adjourn the Annual Meeting for further solicitation of proxies, no notice of the time and place of the adjourned meeting is required to be given to you other than an announcement of the time and place at the Annual Meeting.

      The Board of Directors recommends that you vote for such an adjournment so that your proxies may be used for adjourning the meeting in the event it should be necessary.

Election of Directors

      The Board of Directors of the Company presently consists of nine members divided into three classes, designated as Class I, Class II and Class III, with each class currently consisting of three directors. The directors in each class are elected for terms of three years so that at each annual meeting the term of office of one class of directors expires. The terms of office of the three Class III directors of the Company will expire on the day of the 2001 annual meeting, upon election of successors. Assuming the proposal to expand the number of directors to 16 is approved at this meeting, one Class I director, one Class II director and two additional Class III directors will be elected to the Board.

      Proxies solicited pursuant to this Proxy Statement granting authority to vote on the election of directors will be voted for the election of: (i) William T. Baker as a Class I director, to serve until the 2003 annual meeting and until his successor is elected and qualified; (ii) Benjamin M. Mast as a Class II director, to serve until the 2002 annual meeting and until his successor is elected and qualified and (iii) D. William Allen, Scott J. Fitzpatrick, Randy G. Jones, Michael D. Meenan and Steven G. Pettit as Class III directors to serve for three-year terms expiring in 2004 and until their successors are elected and qualified. D. William Allen, Scott J. Fitzpatrick and Michael D. Meenan are Class III directors whose present terms of office will expire at the meeting.

      All nominees have consented to be named in this proxy and have agreed to serve if elected. If, prior to election, any nominee becomes unable or unwilling to serve, and the number of directors is not decreased accordingly, proxies will be voted for such other nominee as the Board may select. However, the Company has no reason to believe that any of the nominees will not be available. Information is set forth below regarding the principal occupation of each nominee for director and each director who will continue in office after the Annual Meeting.

      The nominees who receive the greatest number of votes for the director positions to be filled will be elected to those positions.

      The Board of Directors recommends that you vote for election of the Company’s nominees for director.

Class I Nominee	William T. Baker (47)

Term ending in 2003

Mr. Baker has served as President of Multi Products Co. since 1978. He is the co-founder of Share-a-Christmas of Holmes Co., chairman of West Holmes Stadium Project, co-chairman of the Knights Track Project, past President of the Holmes County Chamber of Commerce. Mr. Baker received a B.S. in Agriculture from The Ohio State University in 1975.

Class II Nominee	Benjamin M. Mast (48)

Term ending in 2002

Since 1978, Mr. Mast has served as President of B-L Transport Inc. He is also the founder and has served as President of Holmes County Amish Flea Market, Inc. since 1990. Mr. Mast is the President of Mast Holdings and serves as the President of the Ohio Flea Market Association, a director of Holmes County Tourism Commission and a member of the East Holmes Building Council.

Class III Nominees	D. William Allen (49)

Term ending in 2004	Director since 1999

Mr. Allen is Vice President of Sales for Bocko Inc., a custom injection molder in North Canton. Mr. Allen also is President of SPC Realty Company, a real estate investment company. From 1994 to 1997, Mr. Allen served as the President, Chief Operating Officer and owner of Service Packaging Corporation. Mr. Allen currently serves as the President of Meals on Wheels of Stark and Wayne Counties and as Secretary of the Board of Governors of Mercy Medical Hospital. Mr. Allen is also involved with the Pro Football Hall of Fame Festival, where his involvement spans 25 years, and served as its General Chairman in 1993. Mr. Allen’s activities also include Vice President of Congress Lake Club Board of Directors, Greater Canton Chamber of Commerce Senior Vice Chairman of the Board of Directors, Chairman of the Norman Tschantz and Walter C. Deuble Caddy Scholarship Fund, Buckeye Council of the Boy Scouts of America, United Way, Walsh University and Stark Development Board.

Scott J. Fitzpatrick (47)

Director since 1999

Since 1973, Mr. Fitzpatrick has served as a partner in Fitzpatrick Enterprises in Canton, Ohio. Mr. Fitzpatrick is primarily involved in the development of real estate for his own portfolio.

Randy G. Jones (45)

Since 1979, Mr. Jones has served as President and owner of R&L Jones Trucking, Inc., a long-distance trucking company. He has also served as President and 50% owner of Snyder Brothers Sales & Service, Inc. since 1981, which sells new and used trucks and trailers.

Michael D. Meenan (47)

Director since 1999

Since 1989, Mr. Meenan has served as the President and owner of Riverview Industrial Wood Products, Inc. based in Wooster. Mr. Meenan is involved in the local rotary organization as well as other non-profit organizations in the Wooster area.

Steven G. Pettit (43)

Mr. Pettit is Senior Loan Officer and President, Stark County Region, Ohio Legacy Bank. Mr. Pettit has 15 years of commercial banking experience in a diverse number of lending positions in both Stark and Wayne Counties. From February to September of 1999, Mr. Pettit held the position of Senior Vice President, Senior Loan Officer for two regions of FirstMerit Bank, N.A. From March of 1996 to February of 1999, Mr. Pettit held the same position at Signal Bank, N.A., a $1.8 billion financial institution. From January of 1994 to March of 1996, Mr. Pettit served as Manager of Commercial Lending for FirstMerit. Mr. Pettit graduated from the University of Tennessee with a B.S. degree in Business Administration and from Ashland University with an MBA in Executive Management. Mr. Pettit has been a resident of the Canton Area his entire life and has been active in various social and civic activities, including Meals on Wheels of Stark and Wayne Counties and the United Way.

Class I	J. Edward Diamond (62)

Continuing Directors	Director since 1999

Term ending 2003

Mr. Diamond, a private investor since 1984 in the Canton area, is the retired Chairman of Glendale Oxygen Company, a Canton based supplier of cryogenic gases and welding supplies. He has served on the boards of Arrowhead Country Club, The Canton Club, The Canton Ballet and The Canton Symphony Orchestra Association. He is a graduate of the University of Virginia and has been a resident of Canton his entire life.

L. Dwight Douce (52)

Director since 1999

Mr. Douce is President and Chief Executive Officer of the Company and has more than 26 years of financial institution experience in a diverse number of positions, with 16 years experience in the Wooster area. From October of 1996 to February of 1999, Mr. Douce served as President-Chief Operating Officer of Signal Bank, a $1.8 billion commercial bank headquartered in Wooster, which operated more than 25 branches. From 1985 to October of 1996, Mr. Douce served as Executive Vice President and Chief Financial Officer of First Federal Savings and Loan Association (Signal Bank’s predecessor). During Mr. Douce’s tenure, Signal Bank grew from a $200 million to a $1.8 billion financial services institution. Mr. Douce graduated from Capital University with a B.S. in business administration. He has been a resident of the Wooster area for the last sixteen years and has been very active in civic and social activities including the Wayne Development Council, American Heart Association, Kiwanis, United Way and other activities.

Daniel H. Plumly (47)

Director since 1999

Since 1981, Mr. Plumly has been a member of Critchfield, Critchfield & Johnston, Ltd., the largest law firm in Wooster. Mr. Plumly served on the board of directors of Signal Corporation and Signal Bank from 1986 to 1999. Mr. Plumly graduated from Muskingum College in 1975 with a B.A. in History and received his J.D. from Case Western Reserve University in 1978. Mr. Plumly is the Vice President of Meals on Wheels of Stark and Wayne Counties and has been involved in coaching youth football, basketball and lacrosse. He also serves as Chairman of the Board of Governors of Wooster Country Club, as a member of the Board of Trustees of the United Methodist Church, as a member of the Board of Directors of Main Street, Inc. and as President and trustee of the Wooster Lacrosse Club. Mr. Plumly is the Secretary of the Company.

Class II	Robert F. Belden (53)

Continuing Directors Term ending 2002	Director since 1999

Since 1995, Mr. Belden has served as the President of the Belden Brick Company, a Canton based company since 1885. From 1983 to 1995, Mr. Belden served as the Vice President of Marketing for Belden Brick. Mr. Belden served as a director of both Signal Corporation and Signal Bank from 1988 to 1999. He graduated from the University of Notre Dame in 1969 with a BS degree in Mathematics and then graduated from the University of Michigan Graduate School of Business in 1971. Mr. Belden has been very active in community affairs including the American Red Cross, Canton Regional Chamber of Commerce, Junior Achievement of Stark County, Stark County Foundation and others.

Gregory A. Long (51)

Director since 1999

Mr. Long is a licensed CPA with over 27 years experience in the business and currently serves as the President of Long, Cook & Samsa, Inc. CPA’s of Wooster, Ohio. Mr. Long is actively involved as a board member and a Vice President of the Wayne County Historical Society and is President of Buckeye Council, Inc., Boy Scouts of America. He is also a member of the Rotary Club, a coach in Wooster Youth Baseball and is Scoutmaster of Boy Scout Troop 61 of Wooster. Mr. Long is retired from the Army Reserve as a Lt. Col.

Thomas W. Schervish (60)

Director since 1999

Since 1968, Mr. Schervish has served as the owner and President of Stark Management Company, which owns and operates a number of restaurant franchises in the Stark County area. The company also provides management and consulting services to other local businesses. He graduated from the University of Detroit with a B.S. in marketing. Mr. Schervish is very active in community affairs including the Stark Development Board, Rotary, Junior Achievement, Downtown Canton Redevelopment Organizations, Stark Community Foundation Neighborhood Committee and others.

Executive Officers

      Mr. Douce is the President and Chief Executive Officer of the Company. Mr. Pettit is the Company’s Senior Loan Officer and President of Stark County Region, Ohio Legacy Bank. Their biographical information appears above.

      Robert E. Boss, age 44, is a Senior Vice President of Commercial Lending for Ohio Legacy Bank. Mr. Boss has more than 20 years of financial institution experience in a variety of lending positions. From January 1990 to March of 2000, Mr. Boss held several positions at the Commercial and Savings Bank of Millersburg, Ohio, the last of which was the position of Senior Vice President and Senior Lending Officer. Mr. Boss previously worked in various loan areas for Bank One of Wooster from 1987 to 1990. Mr. Boss is on the Board of the Holmes County Training Center, President of the Holmes County Economic Development Council and a director of the Buckeye Council of the Boy Scouts of America. Mr. Boss is a graduate of Mount Union College with a B.A. in Accounting.

Security Ownership of Certain Beneficial Owners

      Information is provided below about each person known by the Company to be the beneficial owner of more than 5% of its outstanding common shares.

		Common Shares
		Underlying Warrants
Name and Address of	Common Shares	Exercisable Within
Beneficial Owner	Beneficially Owned	60 Days	Total	Percent of Class

Robert F. Belden,	75,000	19,700	94,700	7.22%

President

Belden Brick Company

P. O. Box 20910

Canton, Ohio 44701

J. Edward Diamond	65,000	18,700	83,700	6.38%

P. O. Box 9187

Canton, OH 44711

L. Dwight Douce	65,000	18,367	83,367	6.36%

4563 Huntington Woods

Wooster, Ohio 44691

Security Ownership of Management and Certain Beneficial Owners

      Information is set forth below regarding beneficial ownership of common shares of the Company by each director and all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his shares. The information set forth below is as of March 1, 2001.

		Common Shares
		Underlying Warrants
	Common Shares	Exercisable Within
Name	Beneficially Owned	60 Days	Total	Percent of Class

Directors

D. William Allen	10,000	5,033	15,033	1.15%

William T. Baker	40,400	8,080	48,480	3.70

Robert F. Belden(1)	75,000	19,700	94,700	7.22

J. Edward Diamond	65,000	18,700	83,700	6.38

L. Dwight Douce	65,000	18,367	83,367	6.36

Scott J. Fitzpatrick	45,000	14,700	59,700	4.55

Randy G. Jones	10,000	2,000	12,000	.92

Gregory A. Long	25,000	11,000	36,000	2.75

Benjamin M. Mast	13,000	2,600	15,600	1.19

Michael D. Meenan	21,500	10,000	31,500	2.40

Steven G. Pettit	17,000	3,400	20,400	1.56

Daniel H. Plumly	22,000	10,100	32,100	2.45

Thomas W. Schervish	45,000	14,700	59,700	4.55

All Directors and

Executive Officers as a Group

(14 persons)	473,900	142,380	616,280	47.01%

(1)	Common shares held in the name of Belden Brick Company, of which Mr. Belden is President.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2000 and Forms 5 and amendments thereto furnished to the Company with respect to 2000, no director, officer or beneficial owner of more than ten percent of its outstanding common shares failed to file on a timely basis during 2000 or prior fiscal years any reports required by Section 16(a) of the Exchange Act.

Committees of the Board of Directors

      During 2000, the Board of Directors of the Company met twelve times. Other than the Audit Committee, the Board of Directors of the Company has not established any formal committees. All formal committees are established under the oversight of the Board of Directors of Ohio Legacy Bank. During 2000, each director attended at least 75% of the total number of meetings of the Board of Directors of the Company and the committees on which he served.

      The Loan Committee is comprised of eight directors, one of whom is an officer of Ohio Legacy Bank. The primary responsibilities of the Loan Committee are to review and approve loans over particular limits and review and approve changes to Ohio Legacy Bank’s lending policies and procedures.

      The Executive Committee is comprised of three directors. The directors currently serving on this Committee include Messrs. Douce, Diamond and Belden. The Executive Committee meets on an as needed basis, and its primary responsibility is to exercise the authority of the board of directors in between board meetings, to the extent permitted by law.

      The Compensation Committee is comprised of three directors, with its primary responsibilities being the review of personnel policies and practices and evaluation of senior management. The directors currently serving on the Compensation Committee include Messrs. Plumly, Schervish and Belden.

      The Audit Committee of the Company is comprised of three directors, none of whom are officers of the Company or Ohio Legacy Bank. The Audit Committee’s primary responsibilities are the review of internal and external auditors’ reports, the review of internal loan review reports, evaluation of the internal auditor and external audit firm, and the review of regulatory examination results. The directors currently serving on the Audit Committee include Messrs. Long, Allen and Fitzpatrick. Each member of the Audit Committee is “independent” under the NASD’s listing standards.

      The Audit Committee performs its oversight functions and responsibilities pursuant to a written charter adopted by the Company. A copy of the Charter of the Audit Committee is attached to this Proxy Statement as Appendix A.

Report of the Audit Committee

      The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended December 31, 2000. The Audit Committee has also discussed with Crowe, Chizek and Company LLP (“Crowe Chizek”), the Company’s independent auditors, all matters required by Statements on Auditing Standards No. 61, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Standard No. 1, and has discussed with Crowe Chizek its independence.

      Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

The Audit Committee

Gregory A. Long

D. William Allen

Scott J. Fitzpatrick

Director Compensation

      Employee directors receive no compensation for their services as directors. Each non-employee director receives reimbursement of out-of-pocket expenses incurred in serving as a director. In addition, subject to compliance with the restrictions and requirements of the FDIC stock benefit plan policy, each non-employee director will receive automatic awards of nonqualified stock options under the Ohio Legacy Corp Omnibus Stock Option, Stock Ownership and Long-Term Incentive Plan consisting of options to purchase 2,500 common shares of the Company awarded on the date of commencement of service as a non-employee director (the “Initial Options”), and, thereafter, annual options to purchase 1,000 common shares of the Company (the “Annual Options”). Initial Options vest and become exercisable (at an exercise price equal to the fair market value of the Company’s common shares on the date of the automatic grant of the Initial Option) over a period of five years at the rate of 20 percent per year, while Annual Options vest and become exercisable (at an exercise price equal to the fair market value of the Company’s common shares on the date of the automatic grant of the Annual Option) upon their grant dates. However, due to FDIC regulations, no options can be granted to any non-employee director until one year after the date of the Company’s initial public offering. Therefore, no options have yet been granted to any non-employee directors.

Executive Compensation

      The Company and Ohio Legacy Bank have entered into a one-year employment agreement with Mr. Douce, its President and Chief Executive Officer. Mr. Douce’s employment agreement renews automatically for an additional year unless either Mr. Douce or the Company furnishes at least sixty days prior notice to the other of intent to terminate the agreement. Mr. Douce’s employment agreement commenced on the date that Ohio Legacy Bank began operations.

      Upon change of control of the Company, Mr. Douce will have the right to terminate his employment and receive a severance equal to 2.99 times his current annual compensation. In addition, all previously granted stock options will vest in the event of a termination of employment upon a change in control.

      The following table summarizes all annual compensation paid during the fiscal year ended December 31, 2000 to Mr. Douce. No other executive officer received an annual salary and bonus that exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Salary ($)

L. Dwight Douce

President and Chief Executive Officer	2000	$100,000

Ohio Legacy Corp Omnibus Stock Option,
Stock Ownership and Long-Term Incentive Plan

      The Ohio Legacy Corp Omnibus Stock Option, Stock Ownership and Long-Term Incentive Plan (the “Plan”) provides for discretionary grants of incentive stock options (under Internal Revenue Code Section 422) and nonqualified stock options to employees, automatic grants of nonqualified stock options to non-employee directors, and discretionary grants of restricted Company common shares to both employees and non-employee directors. The Plan is administered by the Compensation Committee and provides that the exercise price of options granted thereunder shall not be less than the fair market value of the outstanding common shares of the Company on the date the options are granted. No awards of options or restricted common shares have been made to either employees or non-employee directors.

Transactions with Management and Others

      During fiscal year 2000, certain directors and executive officers and their associates were customers of, or had transactions with, Ohio Legacy Bank. All outstanding loans that were part of such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those in use at the same time for comparable transactions with other persons, and did not involve more risk than a normal risk of collectability or present other unfavorable features. The Company expects that similar transactions will occur in the future.

      During 2000, the Company retained the law firm of Critchfield, Critchfield & Johnston, Ltd. for the provision of certain legal services. Mr. Daniel Plumly is the Secretary of the Company and is also a member of the law firm of Critchfield, Critchfield & Johnston, Ltd.

Auditors

      Crowe Chizek have been acting as the auditors of the Company since the Company’s founding. The Board of Directors has appointed such firm to continue as the Company’s auditors for the current year. Representatives of Crowe Chizek will be at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

      Crowe Chizek billed the Company aggregate fees of $30,000 for the audit of the Company’s annual financial statements and for the review of the financial statements included in the Company’s Forms 10-QSB, all for the year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees

      For the 2000 fiscal year, Crowe Chizek did not provide financial information systems design and implementation services to the Company.

All Other Fees

      For the 2000 fiscal year, Crowe Chizek billed $17,105 in fees for all services other than those described above. The Audit Committee of the Board of Directors has considered whether the provision of these other services is compatible with maintaining Crowe Chizek’s independence

Shareholder Proposals for the 2002 Annual Meeting

      Any shareholder who intends to present a proposal at the 2002 annual meeting and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that meeting must deliver the proposal to the Company at its executive offices, 132 East Liberty Street, Wooster, Ohio 44691, not later than [November __, 2001.]

      Any shareholder who intends to present a proposal at the 2002 annual meeting other than for inclusion in the Company’s proxy statement and form of proxy must deliver the proposal to the Company at its executive offices, 132 East Liberty Street, Wooster, Ohio 44691, not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided, however, that in the event that less than seventy-five (75) days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than on the fifteenth (15th) day following the earlier of the day on which such notice of the date was mailed or such public disclosure was made. The Company reserves the right to exercise discretionary voting authority with respect to any untimely shareholder proposal.

Other Matters

      The Board of Directors is not aware of any matters other than those outlined in this Proxy Statement that may be presented at the Annual Meeting for action on the part of the shareholders. In case any other matters should properly come before the Annual Meeting, or any adjournment thereof, it is the intention of the person[s] named in the enclosed proxy to vote in accordance with their best judgment.

By Order of the Board of Directors

Daniel H. Plumly

March [20], 2001	Secretary

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financial statements consistent with IV.4 below.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically (but at least annually) as conditions dictate.

2.	Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review the regular internal reports to management prepared by the internal auditing department and management’s response.

4.	Review with financial management and the independent accountants each 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

6.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.	Periodically consult with the independent accountants and approve any proposed discharge about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes

8.	In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external.

9.	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

10.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal accounting department.

Process Improvement

11.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

12.	Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13.	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14.	Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

15.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16.	Review management’s monitoring of the Corporation’s compliance with the Corporation’s Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17.	Review activities, organizational structure, and qualifications of the internal audit department.

18.	Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

19.	Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

20.	Perform any other activities consistent with this Charter, the Corporation’s Code of Regulations and governing law, as the Committee or the Board deems necessary or appropriate.

OHIO LEGACY CORP

PROXY

      This Proxy is solicited on behalf of the Board of Directors of Ohio Legacy Corp.

      The undersigned hereby appoints [__________________________, and each of them], the proxies of the undersigned, with full power of substitution to vote all common shares of Ohio Legacy Corp, which undersigned is entitled to vote at the Annual Meeting of shareholders of Ohio Legacy Corp, to be held April 25, 2001 and at any and all adjournments thereof, as specified below:

1.	Proposal to amend the Company’s Code of Regulations to increase and fix the number of directors at no fewer than seven (7) and no more than sixteen (16) members.

_____FOR	_____AGAINST	_____ABSTAIN

2.	Election of Directors:

Class I:	William T. Baker

Class II:	Benjamin M. Mast

Class III:	D. William Allen

Scott J. Fitzpatrick

Randy G. Jones

Michael D. Meenan

Steven G. Pettit

_____FOR all Nominees	_____WITHHOLD AUTHORITY to vote for all Nominees

(Instructions: If you wish to withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

3.	To approve the adjournment of the Company’s Annual Meeting in order to allow the further solicitation of proxies, if necessary.

_____FOR	_____AGAINST	_____ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

      If no instruction is indicated, authority is granted to cast the vote of the undersigned for the proposal to amend the Company’s Code of Regulations to increase and fix the number of directors at no fewer than seven (7) and no more than sixteen (16) members, for the election of the nominees for director and for the adjournment of the Company's Annual Meeting in order to allow further solicitation of proxies, if necessary.

Date:______________________________________________, 2001

______________________________________________________ Signature

______________________________________________________ Signature, if jointly held

______________________________________________________ Print your name(s) here

      Note: The signature(s) on this Proxy should correspond with the name(s) in which your shares are registered. When shares are registered jointly in the names of two or more persons, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. A proxy given by a corporation should be signed in the corporate name by the Chairman of its Board of Directors, its President, Vice President, Secretary or Treasurer.

      Please mark, sign, date and return the proxy card promptly using the enclosed envelope.